                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1994

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

                                         PERCENTAGE OF     JURISDICTION
     NAME OF SUBSIDIARY                   STOCK OWNED    OF INCORPORATION
     ------------------                   -----------    ----------------

1.  Gulf Southwest Nevada Bancorp, Inc.  100.0%          Nevada
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


    SUBSIDIARIES OF GULF SOUTHWEST     PERCENTAGE OF        JURISDICTION
         NEVADA BANCORP, INC.           STOCK OWNED       OF INCORPORATION
    ------------------------------     --------------     ----------------

1.  Merchants Bank                     100.0%             Texas

2.  G.S.W. Data Processing, Inc.       100.0%             Texas
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